UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 15, 2013

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Incentive Plan for Fiscal Year 2014
On May 15, 2013 and May 16, 2013 the Compensation Committee of the Board of Directors of Xilinx, Inc. (the “Company”) approved the Company’s Executive Incentive Plan for fiscal year 2014 (the “2014 Incentive Plan”). The 2014 Incentive Plan is designed to tie executive compensation to the executive’s achievement of individual performance goals and the Company’s achievement of financial objectives. The 2014 Incentive Plan is effective as of March 31, 2013.
The 2014 Incentive Plan provides for a cash bonus calculated as a percentage of the executive officer’s base salary. For fiscal 2014, the bonus target for the Chief Executive Officer (“CEO”) is 140% of his base salary and the bonus targets for all other executive officers range from 65% to 80% of their respective base salaries, depending on their position.
Under the 2014 Incentive Plan, the cash bonuses for the CEO and all other executive officers are determined using three different components, each with a different weighting. The three components are: (1) the Company’s revenue growth (the “Growth Component”), weighted at 30%; (2) the Company’s operating profit determined in accordance with U.S. GAAP (the “OP Component”), weighted at 30%; and (3) individual performance goals pertaining to each officer’s position and responsibilities (the “Individual Performance Component”), weighted at 40%. For all executive officers other than the CEO, the OP Component and the Individual Performance Component are paid on a semi-annual basis, and the Growth Component is paid on an annual basis. For the CEO, the OP Component is paid on a semi-annual basis, and the Individual Performance Component and the Growth Component are paid on an annual basis.
Growth Component
The Growth Component is designed to reward year-over-year revenue growth. The Growth Component is subject to a minimum threshold for any payout and a multiplier that increases the target payout depending on Company performance. The Growth Component multiplier is 16% if the minimum threshold is met and 100% if the target is met. If the target revenue growth percentage is met, the multiplier increases by increments of 20% for each percentage increase in revenue growth, and is capped at an annual maximum of 200%.
OP Component
The OP Component is determined by a formula which measures and rewards improvements in the Company’s operating profit. The OP Component is subject to a minimum threshold range for any payout and a multiplier that increases the payout depending on Company performance. For the OP Component, the threshold range of operating profit percentages is subject to a multiplier of 20%, and the multiplier increases by increments of 10% after the top of the threshold range is met. If the target range of operating profit percentage is met, the multiplier is 100%, and thereafter the multiplier increases by increments of 10%, and is capped at a maximum of 200% for each semi-annual measurement period. At the discretion of the Compensation Committee, any extraordinary or one-time charges may be excluded for purposes of calculating the OP Component.
Individual Performance Component
For all executive officers other than the CEO, the Individual Performance Component is based on a maximum of ten individual performance goals per semi-annual performance period. The CEO’s Individual Performance Component is based on a maximum of ten individual performance goals for the annual performance period. For all executive officers, achievement of each goal is measured on a scale of 0% achievement to 150% achievement. The threshold for any payout of the Individual Performance Component is 50% overall achievement and the maximum performance is capped at 150%.
Named Executive Officer Salary Adjustments
Also on May 15, 2013, the Compensation Committee of the Board of Directors of the Company approved the following salary adjustment for fiscal 2014 for the following named executive officer, effective July 1, 2013:

Named Executive Officer	Fiscal 2013 Salary	Fiscal 2014 Salary
Victor Peng	$470,000	$480,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: May 21, 2013	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer